SUB-ITEM 77I

MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund and MFS International Diversification Fund, each a series of MFS Series Trust X, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 56 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.